EXHIBIT 3.24

EXHIBIT XXX, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TAHOE HORIZON, LLC”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2006, AT 4:37 O’CLOCK P.M.
Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4807401
vowjjioji DATE: 06-08-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:54 PM 06/07/2006
FILED 04:37 PM 06/07/2006
SRV 060551631- 4171275 FILE
CERTIFICATE OF FORMATION
OF
TAHOE HORIZON, LLC
     This Certificate of Formation of Tahoe Horizon, LLC, is being duly executed and filed by the undersigned, as an authorized person; to form a limited liability company under the Delaware Limited Liability Company Act (6 Del, C. § 18-101, at seq.).
     First. The name of the limited liability company formed hereby is Tahoe Horizon, LLC (the “Company”).
     Second. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Company at such address is The Corporation Trust Company.
     INWITNESS WHEREOF, the undersigned has caused this Certificate of Formation of Tahoe Horizon, LLC to be duly executed this 6th day of June, 2006.

/s/ Amy E. Brown
Amy E. Brown
Authorized Representative